Exhibit 10.28
SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is between Naushaza Molu (“Employee” or “You”) and Rackspace US, Inc. (“Rackspace” or the “Company”), each a “Party” and together the “Parties”.

1.End of Employment. You and the Company agree that your last day as Chief Financial Officer of the Company will be January 12, 2024 and you will continue serving the Company as an employee in an advisory role through February 23, 2024 (the “Employment End Date”).

2.Bonus for 2023. Rackspace will pay you £275,044, less applicable federal and state withholding and other ordinary payroll deductions, which represents the annual bonus for 2023, (the “2023 Bonus Payment”). This 2023 Bonus Payment will be paid in a lump sum no later than March 25, 2024.

3.No Other Payments. After the Company pays you the 2023 Bonus Payment, Rackspace is not obligated to make any additional severance, bonus or wage-related payments to you in any amount or for any purpose, other than any unpaid wages through your Employment End Date, as required by applicable law.

4.Release by Employee. In exchange for the promises in this Agreement, you agree to irrevocably and unconditionally release all Claims you may now have or that you could have asserted against the Released Parties as set forth in this section. The “Released Parties” are Rackspace US, Inc., Rackspace Hosting, Inc., Datapipe, Inc. and all of their respective affiliates, subsidiaries, related companies, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and with respect to each entity, all of its past and present employees, officers, directors, fiduciaries, agents, administrators, stockholders, owners, investors, and representatives, assigns, attorneys, agents, both in their individual and corporate capacities, and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

You understand and agree that you are waiving and releasing all claims against the Released Parties, of any known claims, promises, causes of action, including but not limited to breach of contract, conversion, invasion of privacy, intentional infliction of emotional distress, promissory estoppel, equitable estoppel, assault, battery, defamation, disparagement, negligence, fraud, torts, and any and all similar rights of any type (“Released Claims” or “Claim(s)”) that you may have against any Released Party. You further understand that the Claims that you are releasing may arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), including, but not limited to: the Age Discrimination in Employment Act; Title VII of the Civil Rights Act; Section 1981 of the Civil Rights Act; Executive Order 11246; the Equal Pay Act; Lilly Ledbetter Fair Pay Act; the Americans with Disabilities Act, as amended, Section 503 and 504 of the Rehabilitation Act; the Genetic Information Nondiscrimination Act; the Texas Workers’ Compensation Act; Chapter 21 of the Texas Labor Code; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the

Defend Trade Secrets Act; any federal, state, or local laws restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; Claims for physical or personal injury (including, but not limited to, Claims based on the negligence of the Released Parties), wrongful discharge, intentional infliction of emotional distress, fraud, fraud in the inducement, negligent misrepresentation, negligent infliction of emotional distress, defamation, invasion of privacy, conversion, theft, interference with contract or with prospective economic advantage, negligent investigation, claims for wages, severance, bonus, salary, commission and/or benefits, breach of express or implied contract, and breach of covenants of good faith and fair dealing, and similar or related Claims. Nothing in this section is intended to limit or restrict any rights that cannot, by express and unequivocal terms of law, be limited, waived, or extinguished.

PLEASE NOTE THAT THIS RELEASE INCLUDES A RELEASE OF CLAIMS FOR NEGLIGENCE AND GROSS NEGLIGENCE. THIS DOCUMENT IS INTENDED TO BE A COMPLETE RELEASE OF ALL CLAIMS.

You understand that you are releasing Claims up to and including the date you sign this Agreement,. You affirm that this is your knowing and voluntary intent, even though you recognize that someday you might learn that some or all of the facts you currently believe to be true are untrue, and even though you might then regret having signed this Release. Nevertheless, you are assuming that risk, and you agree that this Release will remain effective in all respects in any such case.

Certain Actions Not Prohibited. Nothing in this Agreement is intended to interfere with Employee’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, to respond to law enforcement inquiries or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. By signing this Agreement, Employee acknowledges that nothing in this Agreement shall affect any eligibility that Employee may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission (“SEC”) or any other government agency or official. Nothing in this Agreement shall be construed to affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Commission (“OSHA”) or any other federal, state or local agency with similar responsibilities. Likewise, this waiver will not be used to justify interfering with the protected right of any employee to file a charge or participate in an investigation or proceeding conducted by the EEOC, the NLRB, OSHA or any similar agency. However, to the fullest extent permitted by applicable law, Employee waives the right to receive or participate in any payment or benefits arising out of any such proceeding.

Future Claims; Counsel. This Agreement does not release any claims or causes of action that accrue or arise after the date you sign this Agreement. You are advised to review this Agreement with an attorney, at your expense, concerning its effect prior to signing it.

5.Release by Company. The Company agrees to irrevocably and unconditionally release all claims that Company may now have or that Company could have asserted against you, other than claims for willful misconduct.

6.Confidential Information, Company Property.

a.You will not, directly or indirectly, for your own benefit or for the benefit of another, reveal, use or disclose to any other person, firm, corporation, or other party, or make, directly or indirectly, any commercial or other use of any information not publicly known about Rackspace or its prospects, services, suppliers, products, customers, finances, data processing, purchasing, accounting or marketing systems, whether current or in development, such information being privileged, confidential business and/or trade secret information of Rackspace (“Confidential Information”).

b.As a result of your employment by Rackspace, you may have had access to, or knowledge of, confidential business information or trade secrets of third parties. You also agree to preserve and protect the confidentiality of such third-party confidential information and trade secrets to the same extent, and on the same basis, as the privileged confidential business and/or trade secret information of Rackspace.

c.All written materials, records, and other documents made by, or coming into the possession of, you during the period of your employment by Rackspace which contain or disclose Confidential Information will be and remain the property of Rackspace. Upon termination of your employment with Rackspace, you will promptly deliver the same, and all copies thereof, to Rackspace.

d.On or before the Employment End Date, you will return to the Company all property belonging to the Company that you possess or possessed but provided to a third party, including but not limited to, all equipment or other materials and all originals and copies of Company documents, files, memoranda, notes, computer-readable information (maintained on a removable drive, home computer, or in any other form) and video or tape recordings of any kind other than personal materials relating solely to you. You warrant and represent that you have not retained, distributed or caused to be distributed, and will not retain, distribute or cause to be distributed, any original or duplicates of any such Company property specified in this section.

e.You are hereby notified in accordance with the Defend Trade Secrets Act of 2016 that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. You are further notified that if you file a lawsuit for retaliation against the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (a) file any document containing the trade secret under seal; and (b) do not disclose the trade secret, except pursuant to court order.

7.Continuation of Directors and Officers Insurance Coverage: The Company hereby agrees and acknowledges that Employee shall continue to be covered by Company’s Directors and Officers insurance policies for any claims made against the Employee that arise out of acts or omissions occurring during the Employee’s tenure with the Company. This coverage will be in accordance with the terms and conditions of the respective policies in place at the time a claim is made, and the provision of such coverage shall not be contingent upon the Employee’s continued employment with the Company.

8.Litigation and Regulatory Cooperation. You agree to reasonably cooperate in the defense or prosecution of claims, investigations, or other actions which relate to events or occurrences during employment. Employee agrees, unless precluded by law, to promptly inform the Company if you are asked to participate (or otherwise become involved) in any such claim, investigation or action. Your cooperation shall include being available to prepare for discovery or trial and to act as a witness. Company will pay an hourly rate (based on base salary as of the last day of employment) for cooperation that occurs after employment, and reimburse for reasonable expenses, including travel expenses, reasonable attorneys’ fees and costs.

9.Non-Disparagement. The Parties will not, directly or indirectly, make false, misleading or disparaging statements or representations, or statements or representations that could be interpreted as such, whether written or oral, regarding the other Party, including untrue statements. However, this prohibition should not be construed as preventing a Party from complying with any legal subpoena or communicating with any governmental agency when required by law. The non- disparagement obligation of Rackspace is limited to its Executive Leadership Team.

10.Non-Hire of Company Employees. To further preserve the Confidential Information, for 12 months after your Employment End Date, you will not, directly or indirectly, (i) hire or engage any current employee of Company; (ii) solicit or encourage any employee to terminate employment or services with Company; or (iii) solicit or encourage any employee to accept employment with or provide services to you or any business associated with you.

11.Non-Solicitation of Customers and Suppliers. To further preserve the Confidential Information, for 12 months your Employment End Date, you agree not to directly or indirectly, on your own behalf or on behalf of any other person or entity, recruit or otherwise solicit or induce any customer or supplier of the Company, to terminate its employment or arrangement with the Company, otherwise change its relationship with the Company or establish any relationship with you or any of your affiliates for any business purpose deemed competitive with the business of the Company.

12.Section 409A. This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code (“Code”). To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision will be read in such a manner so that no payments due under this Agreement will be subject to an “additional tax” as defined in Section 409(a)(1)(B) of the Code. If the Company determines in good faith that any provision of this Agreement would cause you to incur an additional tax, penalty, or interest under Section 409A of the Code, you and the Company will use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code or causing the imposition of such additional tax, penalty, or interest under Section 409A of the Code. The preceding provisions, however, will not be construed as a guarantee by the Company of any particular tax effect to you under this Agreement.

13.Tax Consequences. You acknowledge and agree that you are solely responsible for the tax consequences to you of any benefits conferred on you, or any payments made to you or on your behalf, under the terms of this Agreement. Rackspace has not made any representations to you concerning any possible tax consequences of any payments made pursuant to this Agreement.

14.Entire Agreement. This Agreement represents the entire agreement by and between the parties and there are no other agreements or understandings related to your employment with any of the Released Parties or the subject matter of this Agreement other than your equity grant agreement(s), if any, and your Confidentiality Agreement, which survive the end of your employment and continue in effect. You represent and acknowledge that: (a) in executing this Agreement, you are not relying, and have not relied, on any representation(s) by any of the Released Parties, except as expressly contained in this Agreement and that you relied on your own judgment; and (b) you have not transferred or assigned, to any person or entity, any claim involving any of the Released Parties or any portion thereof or interest therein. This Agreement may not be changed except by written agreement signed by the parties.

15.Binding Heirs, Successors and Assigns. Except as herein expressly provided, the terms and provisions of this Agreement will inure to the benefit of and be binding upon the heirs, successors, assigns and legal representatives of the parties.

16.Arbitration. All claims and matters in question arising out of this Agreement or the relationship between the Parties, whether sounding in contract, tort, a statutory cause of action or otherwise, will be resolved by binding arbitration pursuant to the Federal Arbitration Act. Either Party, however, may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement; enforce or vacate an arbitration award; or seek injunctive relief. This arbitration will be administered by the American Arbitration Association (“AAA”) in accordance with the National Rules for Resolution of Employment Disputes of the American Arbitration Association (“National Rules”) in effect at the time the dispute arose. There will be one arbitrator selected pursuant to the National Rules, unless the Parties agree on a different arbitration service. The arbitrator will issue a reasoned award within six (6) months of the filing of the arbitration notice. The Company will pay for your initial filing fee to the extent that it is more than a court filing.

17.Jurisdiction. The substantive laws of Texas govern this Agreement, and exclusive venue for any dispute will be Bexar County, Texas or in San Antonio, Texas.

18.Headings. The headings in this Agreement were used for administrative convenience only and will not be used in interpreting or construing the meaning of any provision.

19.Invalid Provision. If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void, or unenforceable to any extent, the validity of the remaining parts, terms or provision of this Agreement will not be affected thereby, and such illegal or invalid part, term, or provision will be deemed not to be part of this Agreement. The remaining provisions will nevertheless survive and continue in full force and effect.

20.Interpretation. This Agreement will be construed as a whole according to its fair meaning. It will not be construed strictly for or against you. Unless the context indicates otherwise, the singular or plural number will be deemed to include the other. Captions are intended solely for the convenience of reference and will not be used in the interpretation of this Agreement.

21.Consideration of Agreement. You are advised that you should consult an attorney before accepting this Agreement. You understand that you have twenty-one (21) calendar days from the date this Agreement is provided to you to decide whether to sign it. If you fail to sign and return this Agreement within twenty-one (21) days from the date that it was provided to you, all payment amounts offered in this Agreement are withdrawn and revoked automatically, and you will not be entitled to any payment or benefits that you are not otherwise entitled to under law. You may decide to sign and return this Agreement prior to the expiration of the twenty-one (21) day period. However, if you choose to do so, then you affirm that this is your voluntary choice.

22.Revocation Period. You understand and acknowledge that you have seven (7) calendar days following the date that you sign this Agreement to revoke your acceptance of the Agreement. This Agreement will not become effective and enforceable and the payment amounts offered in this Agreement will not become payable until after this revocation period has expired without revocation.

23.Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original and all of which constitute collectively one Agreement.

24.Effective Date. This Agreement, if signed and returned to the Company, is effective and enforceable the later of: (i) your Employment End Date or (ii) seven (7) calendar days following the date it is signed and returned, if not revoked during the seven-day period (the “Effective Date”).

25.Review by Employee. You acknowledge the following:

a.That you carefully read this Agreement, and that you understand it;

b.That you were advised and have had the opportunity to consult an attorney, at your expense, regarding the terms and meaning of this Agreement;

c.That you understand your deadline of twenty-one (21) days to consider whether to agree to and accept this Agreement;

d.That you understand that the Agreement is effective and enforceable on the Effective Date as defined above.

[SIGNATURE PAGE FOLLOWS]

PLEASE READ THIS AGREEMENT CAREFULLY AND CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS, INCLUDING CLAIMS BASED ON NEGLIGENCE. IF YOU WISH, YOU SHOULD TAKE ADVANTAGE OF THE FULL REVIEW PERIOD AFFORDED UNDER THIS AGREEMENT AND YOU SHOULD CONSULT AN ATTORNEY OF YOUR CHOOSING.

Employee:

By:/s/ Naushaza Molu                    Date: 19 January 2024
Naushaza Molu

Rackspace:

By: /s/ Kellie Teal-Guess                Date: 19 January 2024
Kellie Teal-Guess

IF YOU AGREE, PLEASE ELECTRONICALLY SIGN THIS AGREEMENT THROUGH DOCUSIGN PRIOR TO THE DEADLINE.